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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                           PAR VALUE $0.01 PER SHARE
                         (INCLUDING ASSOCIATED RIGHTS)

                                       OF

                             DAVE & BUSTER'S, INC.

                                       AT

                              $12.00 NET PER SHARE

                                       BY

                           D&B ACQUISITION SUB, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              TUESDAY, JULY 2, 2002, UNLESS THE OFFER IS EXTENDED.

                                      JUNE 4, 2002

TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase, dated June 4, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by D&B Acquisition Sub, Inc., a Missouri corporation ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated rights, the "Shares"), of Dave & Buster's, Inc., a Missouri corporation ("Dave & Buster's"), at $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 30, 2002, by and among Purchaser, D&B Holdings I, Inc., a Delaware corporation ("Parent"), and Dave & Buster's (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the General and Business Corporation Law of the State of Missouri, Purchaser will be merged with and into Dave & Buster's (the "Merger"), with Dave & Buster's surviving the Merger as a wholly-owned subsidiary of Parent.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

          1. The tender price is $12.00 per Share, net to the seller in cash without interest.

          2.  The Offer is being made for all outstanding Shares.

          3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 2, 2002, UNLESS THE OFFER IS EXTENDED.
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          4.  The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser and its subsidiaries would own at least 80% of the Shares outstanding on the date of purchase. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 11 of the Offer to Purchase.

          5. At a meeting held on May 30, 2002, the Board of Directors of Dave & Buster's, acting in part upon the recommendation of a special committee of independent directors of the Board of Directors, has by unanimous vote
     (i) determined that the Offer, the Merger and the Merger Agreement are fair from a financial point of view to, and in the best interests of, the stockholders of Dave & Buster's, (ii) approved the Offer, the Merger, the Merger Agreement and the Support and Exchange Agreement (defined in the Offer to Purchase) and (iii) recommended that the stockholders of Dave & Buster's accept the Offer and tender their Shares pursuant thereto.

          6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to The Bank of New York, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

          7. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax, and 30% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

          8. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (ii) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 to the Offer to Purchase) in lieu of the Letter of Transmittal), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                           PAR VALUE $0.01 PER SHARE
                         (INCLUDING ASSOCIATED RIGHTS)

                                       OF

                             DAVE & BUSTER'S, INC.

                                       BY

                           D&B ACQUISITION SUB, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated June 4, 2002, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by D&B Acquisition Sub, Inc., a Missouri corporation ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated rights, the "Shares"), of Dave & Buster's, Inc., a Missouri corporation ("Dave & Buster's"), at $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 4, 2002.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Account Number:
               -----------------------------------------------------------------

Numbers of Shares to be Tendered*:
                                  ------------------ shares of Common Stock

                                                  Dated:                  , 2002
                                                        ------------------

SIGN HERE

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Signature(s)

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Name (Please Print)

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Address

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Area Code and Telephone Number

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Tax Identification or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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